UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2019

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Reinsurance Group of America, Incorporated (the “Company”) entered into an Underwriting Agreement with BofA Securities, Inc. (as assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated), J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), dated May 8, 2019, pursuant to which the Company agreed to issue and sell to the Underwriters $600 million aggregate principal amount of its 3.900% Senior Notes due 2029 (the “Senior Notes”).

On May 15, 2019, the Company completed the offering of the Senior Notes, and the Senior Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of August 21, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Fifth Supplemental Indenture, dated as of May 15, 2019 (the “Supplemental Indenture” and, together with the Base Indenture as so supplemented, the “Indenture”). The Senior Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

The Senior Notes bear interest at the rate of 3.900% per year. Interest on the Senior Notes is payable semiannually in arrears on May 15 and November 15 of each year, commencing November 15, 2019. The Senior Notes will mature on May 15, 2029.

The Company may redeem the Senior Notes, in whole or in part, at any time or from time to time prior to February 15, 2029 (the date which is three months prior to final maturity of the Senior Notes), at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, plus a “make-whole” premium. Additionally, the Company may redeem the Senior Notes, in whole or in part, at any time or from time to time on or after February 15, 2029, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Indenture contains covenants that, among other things, restrict the Company’s ability to incur indebtedness secured by a lien on the voting stock of any restricted subsidiary, limit the Company’s ability to issue or otherwise dispose of shares of capital stock of any restricted subsidiary and limit the Company’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another corporation, subject in each case to important exceptions, as specified in the Indenture.

The Indenture contains customary event of default provisions, including an acceleration of the maturity of any indebtedness of the Company, in excess of $175 million, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice. This amount is higher than the threshold amounts of $120 million contained in the comparable cross-acceleration provisions relating to the Company’s 3.95% Senior Notes due 2026 (the “2026 Notes”) and $100 million contained in the comparable cross-acceleration provisions relating to the Company’s 6.45% Senior Notes due 2019 (the “2019 Notes”), the Company’s 5.00% Senior

Notes due 2021 (the “2021 Notes”) and the Company’s 4.70% Senior Notes due 2023 (the “2023 Notes”). As a result, holders of the Senior Notes may not have a cross-acceleration right and remedy when holders of the 2019 Notes, 2021 Notes, 2023 Notes and 2026 Notes do. Furthermore, the definition of “event of default” in the Indenture will not contain a cross payment provision, which is the same as the “event of default” definition relating to the 2021 Notes, the 2023 Notes and the 2026 Notes, but less restrictive than the “event of default” definition relating to the 2019 Notes, which contains a cross payment provision.

The public offering price of the Senior Notes was 99.754% of the principal amount. The Company received net proceeds (before expenses) of approximately $594.6 million.

Additional Information

The Company anticipates using the proceeds of the Senior Notes to repay upon maturity the $400 million principal amount of 2019 Notes, and the remainder for general corporate purposes.

The Senior Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration 333-218214) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 24, 2017. The Company has filed with the SEC a prospectus supplement, dated May 8, 2019, together with the accompanying prospectus, dated May 24, 2017, relating to the offering and sale of the Senior Notes.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

The Trustee is the Indenture trustee and will be the principal paying agent and registrar for the Senior Notes. The Company has entered, and from time to time may continue to enter, into banking or other relationships with the Trustee or its affiliates. For example, the Trustee or an affiliate (i) is successor trustee of the indentures relating to the 2019 Notes, the 2021 Notes and the Company’s existing Variable Rate Junior Subordinated Debenture due 2065, (ii) is trustee of the indentures relating to the 2023 Notes, the 2026 Notes, the Company’s existing 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and the Company’s existing 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and (iii) provides other banking and financial services to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Senior Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the offering of the Senior Notes, as described in response to Item 1.01, the Company is filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (Registration 333-218214). The opinion of the Company’s counsel as to the binding nature of the Senior Notes is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

4.1	Indenture, dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2012).

4.2	Fifth Supplemental Indenture, dated as of May 15, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, regarding the Senior Notes.

4.3	Form of 3.900% Senior Note due 2029 (incorporated by reference from Exhibit A to the Supplemental Indenture filed as Exhibit 4.2 hereto).

5.1	Legal Opinion of Bryan Cave Leighton Paisner LLP regarding the Senior Notes.

23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 15, 2019	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer

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